Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 3, 2006, relating to the financial statements of Shermen WSC Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

May 5, 2006